Exhibit 99.1

Press Release

UIL Holdings Corporation

157 Church Street

P.O. Box 1564

New Haven, CT 06506-0901

203.499.2812 Fax: 203.499.3512

NEWS RELEASE

March 3, 2014	UIL Analyst Contact:	Susan Allen	203-499-2409
	UIL Media Contact:	Michael West Jr.	203-499-3858

UIL Holdings to Acquire Philadelphia Gas Works Operations

Acquisition to Significantly Expand UIL’s Regulated Natural Gas Business and

Drive Long-Term Investment and Growth Opportunities

Transaction will be Immediately Accretive to Operating and Free Cash Flow

NEW HAVEN, Conn. — March 3, 2014 – UIL Holdings Corporation (NYSE:UIL), a Connecticut-based investor-owned gas and electric utility holding company, today announced that it has reached a definitive agreement to acquire assets and certain liabilities of Philadelphia Gas Works (“PGW Operations”), the nation’s largest municipally-owned natural gas utility, from the City of Philadelphia for $1.86 billion in cash (the “Transaction”). The PGW Operations will be acquired on a cash-free and debt-free basis. The Transaction has been unanimously approved by UIL’s Board of Directors.

Founded in 1836, Philadelphia Gas Works manages a distribution system of approximately 6,000 miles of gas mains and service pipes supplying approximately 500,000 customers in the city of Philadelphia. The acquisition of PGW Operations will significantly expand the size and scale of UIL’s natural gas operations and create a more geographically diversified energy delivery utility holding company serving more than 1.2 million total gas and electric customers, including nearly 900,000 gas customers, with proximity to abundant regional gas supply in the Marcellus and Utica shales.

The Transaction, which upon closing is expected to be immediately accretive to UIL’s operating and free cash flow, will enable PGW Operations to increase investment in infrastructure and expand its services. The Transaction is expected to be initially earnings neutral and long-term earnings accretive to UIL. The Transaction is consistent with UIL’s approach of operating, integrating and managing regulated utilities.

“PGW Operations is an excellent operational and strategic fit for our company and a natural addition to our portfolio of fully regulated utilities,” said James P. Torgerson, President and Chief Executive Officer of UIL Holdings Corporation. “We are committed to investing in PGW Operations to enhance its ability to deliver cost efficient, safe and reliable natural gas and high quality service to customers. Over time, and working with PGW Operations’ strong workforce, we will upgrade PGW Operations’ infrastructure, expand services and increase capital investments to drive growth.”

“We are confident this transaction will also deliver significant long-term benefits to our shareholders,” continued Mr. Torgerson. “The addition of the residential and commercial customers in the country’s fifth-largest city will significantly enhance UIL’s scale and financial profile, with a more diversified cash flow and asset mix. This is a compelling transaction on multiple levels and we look forward to welcoming PGW Operations to our utility family.”

UIL has secured a $1.9 billion fully committed facility to support the Transaction from Morgan Stanley Senior Funding, Inc. UIL intends to issue long-term debt and equity in amounts consistent with maintaining investment grade credit ratings to permanently fund the Transaction and capitalize a new operating subsidiary at close.

UIL will maintain PGW Operations headquarters in Philadelphia and its six Customer Service Centers around the City. Upon close of the Transaction, UIL will maintain dual corporate headquarters in New Haven and Philadelphia.

UIL will honor the existing collective bargaining agreement with PGW Operations’ union. UIL has a proven track record of community involvement and plans to be a strong corporate citizen in Philadelphia. UIL also intends to maintain currently-offered assistance programs available to customers requiring additional support.

Under the terms of the agreement, UIL will maintain PGW Operations’ current base rate structure through 2017. Any future changes to PGW Operations’ rates will be determined by the Pennsylvania Public Utility Commission pursuant to its rate case procedures.

Required Approvals

Approvals will be needed from the Philadelphia City Council and the Pennsylvania Public Utility Commission. UIL anticipates closing by the first quarter of 2015.

UIL’s Updated 2014 Guidance

UIL affirms the consolidated earnings guidance for 2014 that was given on February 20, 2014. This affirmed guidance, expected to be in the range of $122 to $134 million, or $2.15 to $2.35 per diluted share, excludes the Transaction.

Advisors on the Transaction

Tudor, Pickering, Holt & Co. served as lead financial advisor to UIL, Morgan Stanley & Co. LLC served as financial advisor and Sullivan & Cromwell LLP served as UIL’s legal counsel.

Conference Call Information

UIL will conduct a web cast conference call with financial analysts on Monday, March 3, 2014 beginning at 8:30 A.M. Eastern time. Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investors section of UIL’s website at http://www.uil.com. Institutional investors can access the call via Thomson Street Events (www.streetevents.com), a password-protected event management site.

About UIL Holdings Corporation:

Headquartered in New Haven, Connecticut, UIL Holdings Corporation (NYSE:UIL) is a diversified energy delivery company serving more than 700,000 electric and natural gas utility customers in 66 communities across two states, with combined total assets of over $5 billion.

UIL is the parent company of The United Illuminating Company (UI), The Southern Connecticut Gas Company (SCG), Connecticut Natural Gas Corporation (CNG), and The Berkshire Gas Company (Berkshire), each more than 100 years old. UI provides for the transmission and delivery of electricity and other energy related services for Connecticut’s Greater New Haven and Bridgeport areas. SCG and CNG are natural gas distribution companies that serve customers in Connecticut, while Berkshire Gas serves natural gas customers in western Massachusetts. UIL employs more than 1,850 people in the New England region.

Forward Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, conditions in the debt and equity markets (particularly as they affect the terms on which UIL Holdings and its subsidiaries can issue equity securities and incur borrowings in connection with the acquisition of the PGW Operations), legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiaries, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company as well as the PGW Operations (including UIL Holdings’ ability to complete the announced acquisition of those operations and achieve related financial, operational and other benefits). The foregoing and other factors are discussed and should be reviewed in our most recent Annual Report on Form 10-K, and other subsequent filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Edison Electric Institute Winner

Emergency Response Award for Restoration, 2011 & 2012

Emergency Response Award for Assistance, 2012